Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-278190 and 333-273277) on Form S-3 and the registration statements (Nos. 333-251003, 333-262184, 333-262187, 333-269412, 333-277592 and 333-282946) on Form S-8 of our report dated January 28, 2025, with respect to the consolidated financial statements and financial statement Schedule II: Valuation and Qualifying Accounts of Concentrix Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Cincinnati, Ohio
January 28, 2025